EXHIBIT 10.7

January 31, 2000

Innovative Products Resources Ltd.
Lachine, Quebec

Attn: Dr. Paul Okulov

                                Service Contract

Whereas The Guitron Corporation (Guitron) wishes to engage Innovative Products Resources Ltd. (IPR) to manage, direct, co-ordinate and supervise the further development of the Guitron technology and the manufacture of the Guitron instrument and whereas IPR is will to undertake these tasks, be it hereby agreed that:

This agreement will become effective February 1, 2000 and will be for a term of two years. By mutual consent this agreement can be extended for an additional two years.

IPR  will  be  responsible   for  all  aspects  of  research,   development  and
improvements to the existing technology.

IPR will be responsible for all aspects of the future development of the Guitron instruments and the manufacture of instruments with the existing technology and the manufacture of future instruments and products during the term of this agreement.

IPR will assist in the preparation of all necessary patents, trademarks and other pertinent filings necessary to protect the proprietary technology and know how of The Guitron Corporation.

Guitron will pay a monthly fee of $10,000 plus GST and QST for the term of the contract.

IPR will work directly with the President in preparing budgets, personnel, work schedules and priorities.

From time to time, the Board of Directors of Guitron will evaluate the contribution made by IPR to the commercial success of the Corporation with the express intent of providing compensation for such contribution in the form of a bonus which may be paid in cash or shares of the Corporation.


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Either  party shall be entitled to terminate  this  agreement in the case of the declared or admitted insolvency or bankruptcy of the other party, without notice, or in the case of the other party's failure to fulfill an obligation hereunder and to cure such default within 30 days of written notice.

IPR recognizes that during the course of providing its services, it will become privy to information relating to the business and financial affairs of Guitron, its customers and suppliers, its costing and pricing of the products, all of which constitute confidential and proprietary information which Guitron is entitled to protect. IPR agrees and undertakes that it will not disclose any such information to any third party for any reason whatsoever except for such information relating to the performance of its contracted activities.

During the course of the agreement, certain proprietary technology will be developed and expanded. All such technology and know how shall remain or become the property of Guitron and as such will not be disclosed except where such disclosure relates to the performance of IPR's activities under this agreement.

Upon termination of this agreement, for any reason, IPR will deliver to Guitron all information and data, in whatever form, which IPR has in its possession relating to Guitron or to the products.

IPR is an independent contractor, and is not a partner, co-venturer or agent of Guitron. IPR is not authorized to enter into any contractual agreements on behalf of Guitron, unless specifically authorized and such authority shall not be unreasonably withheld.

This agreement constitutes the entire agreement between the parties as to the subject matter hereof.

This agreement is to IPR and may not be assigned or transferred by IPR without the express written consent of Guitron. Subject to the foregoing, this agreement shall be binding upon and enure to the benefit of the respective successors and assigns of the parties.

The parties acknowledge that they have required that this agreement and all related documents be prepared in English.

GUITRON CORPORATION                    INNOVATIVE PRODUCTS RESOURCES LTD.

By: /s/ Richard Duffy                  By: /s/ Paul Okolov
    ---------------------------            -------------------------------
        Richard Duffy                          Paul Okolov


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